Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Bed Bath & Beyond Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-63902, 33-87602, 333-18011, 333-75883, 333-64494 and 333-126169) on Form S-8 of Bed Bath & Beyond Inc. of our reports dated May 11, 2006, with respect to the consolidated balance sheets of Bed Bath & Beyond Inc. as of February 25, 2006 and February 26, 2005, and the related consolidated statements of earnings, shareholders’ equity, and cash flows, for each of the fiscal years in the three-year period ended February 25, 2006 and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of February 25, 2006 and the effectiveness of internal control over financial reporting as of February 25, 2006, which reports appear in the February 25, 2006 annual report on Form 10-K of Bed Bath & Beyond Inc.

/s/ KPMG LLP

New York, New York
May 11, 2006